As filed with the Securities and Exchange Commission on November 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST WAVE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-4993860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Yamato Road, Suite 502

Boca Raton, Florida 33431

(561) 589-7020

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

James Sapirstein, President, Chief Executive Officer and Chairman

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, Florida 33431

(561) 589-7020

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to

Barry I. Grossman, Esq. Jessica Yuan, Esq.	M. Ali Panjwani, Esq.
Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	Pryor Cashman LLP 7 Times Square, 40th Floor New York, New York 10036 Telephone: (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 3, 2023

Up to Shares of Common Stock

Pre-Funded Warrants to Purchase up to Shares of Common Stock

Up to Common Warrants to Purchase up to Shares of Common Stock

Up to Shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants

We are offering up to shares of common stock, together with up to common warrants to purchase up to shares of common stock at an assumed combined public offering price of $ per share and common warrants (the last reported sale price per share of our common stock on the Nasdaq Capital Market, on, 2023). Each share of common stock is being offered together with a common warrant to purchase one share of common stock. The common warrants will have an exercise price of $    per share, will be exercisable upon issuance and will expire five years from the date of issuance. The shares of common stock and common warrants will be separately issued. This prospectus also covers the shares of common stock issuable from time to time upon the exercise of the common warrants.

We are also offering up to pre-funded warrants to those purchasers, whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each pre-funded warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. Each pre-funded warrant is being offered together with the same common warrant to purchase one share of common stock described above being offered with each share of common stock. The purchase price of each pre-funded warrant will equal the combined public offering price per share of common stock and common warrants being sold in this offering, less the $0.0001 per share exercise price of each such pre-funded warrant. Each pre-funded warrant will be exercisable upon issuance and will expire when exercised in full. The pre-funded warrants and common warrants will be separately issued. For each pre-funded warrant that we sell, the number of shares of common stock that we are selling will be decreased on a one-for-one basis. This prospectus also covers the shares of common stock issuable from time to time upon the exercise of the pre-funded warrants.

There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants or common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and common warrants will be limited.

We have engaged Roth Capital Partners, LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum number of shares of securities or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” on page 19 of this prospectus for more information regarding these arrangements. This offering will end no later than three trading days from the date of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FWBI.” On, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $ per share. All share, common warrant and pre-funded warrant numbers are based on an assumed combined public offering price of $ per share or pre-funded warrant, as applicable, and common warrant. The actual combined public offering price per share and common warrants and the actual combined public offering price per pre-funded warrant and common warrants will be determined between us and investors based on market conditions at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information By Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Public offering price(1)	$	$	$
Placement agent fees(2)	$	$	$
Proceeds to us, before expenses(3)	$	$	$

(1) The public offering price corresponds to (x)(i) a public offering price per share of $    and (ii) a public offering price per common warrant of $    , and (y)(i) a public offering price per pre-funded warrant of $   and (ii) a public offering price per common warrant of $    .

(2) See “Plan of Distribution” for additional information about the compensation payable to the placement agent.

(3) Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. We estimate the total expenses of this offering payable by us, excluding the placement agent fee, will be approximately $270,000.

The delivery of the shares of common stock and any pre-funded warrants and common warrants to purchasers is expected to be made no later than         , 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus is          , 2023.

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Stock Market LLC;
●	our ability to satisfy our payment obligations in connection with the acquisition of First Wave Bio, Inc. and the settlement payments;
●	statements regarding geopolitical events, including the wars in Israel and Ukraine and their effects on our operations, access to capital, research and development and clinical trials and potential disruption in the operations and business of third-party vendors, contract research organizations (“CROs”), contract development and manufacturing organizations (“CDMOs”), other service providers, and collaborators with whom we conduct business;
●	the availability of capital to satisfy our working capital requirements;
●	our current and future capital requirements and our ability to raise additional funds to satisfy our capital needs;
●	the integration and effects of our acquisitions and other strategic transactions;
●	the accuracy of our estimates regarding expense, future revenue and capital requirements;
●	ability to continue operating as a going concern;
●	our plans to develop and commercialize our product candidates, including adrulipase and niclosamide;
●	our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;
●	regulatory developments in the U.S. and foreign countries;
●	the performance of our third-party vendor(s), CROs, CDMOs and other third-party non-clinical and clinical development collaborators and regulatory service providers
●	our ability to obtain and maintain intellectual property protection for our core assets;
●	the size of the potential markets for our product candidates and our ability to serve those markets;
●	the rate and degree of market acceptance of our product candidates for any indication once approved;
●	the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;
●	the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators; and

ii

●	other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “First Wave BioPharma”, “AzurRx”, “Company”, “we”, “us”, “our” or similar references mean First Wave BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “First Wave BioPharma” refer to First Wave BioPharma, Inc. on an unconsolidated basis. References to “AzurRx SAS” refer to AzurRx SAS, First Wave BioPharma’s wholly-owned subsidiary through which we conduct our European operations. References to “First Wave Bio” refer to First Wave Bio, Inc., First Wave BioPharma’s wholly-owned subsidiary.

Overview

We are engaged in the research and development of targeted, non-systemic therapies for the treatment of patients with gastrointestinal (“GI”) diseases. Non-systemic therapies are non-absorbable drugs that act locally, i.e. the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation.

We are currently focused on developing our pipeline of gut-restricted GI clinical drug candidates, including the biologic adrulipase (formerly MS1819), a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients, and niclosamide, an oral small molecule with anti-viral and anti-inflammatory properties. Our adrulipase programs are focused on the development of an oral, non-systemic, biologic capsule for the treatment of exocrine pancreatic insufficiency (“EPI”) in patients with cystic fibrosis (“CF”) and chronic pancreatitis (“CP”). The Company’s niclosamide programs leverage proprietary oral and topical formulations to address multiple GI conditions, including inflammatory bowel disease (“IBD”) indications and viral diseases.

We are developing our drug candidates for a host of GI diseases where there are significant unmet clinical needs and limited therapeutic options, resulting in painful, life threatening and discomforting consequences for patients.

Recent Developments

Initial Topline Results from Phase 2 SPAN Trial

On July 13, 2023, we announced that we had received topline results from our Phase 2 SPAN clinical trial investigating an enhanced enteric microgranule delivery formulation of adrulipase for the treatment of EPI in patients with CF. Initial data from the study indicate the enhanced adrulipase formulation was safe and well tolerated and demonstrated an improvement over prior formulations of adrulipase. However, the preliminary data also indicate that it is likely the primary efficacy endpoint was not achieved. We are continuing to assess this data, along with secondary efficacy endpoint data, and plan to schedule a Type C meeting with the FDA in 2024 to discuss next steps for the Adrulipase program.

The Phase 2 SPAN clinical trial was designed to investigate the safety, tolerability and efficacy of an enteric microgranule delivery formulation for adrulipase in a titrated dose-escalation study involving thirteen (13) patients. The primary efficacy endpoint is the coefficient of fat absorption, with secondary endpoints of stool weight, signs and symptoms of malabsorption and coefficient of nitrogen absorption.

Based on the initial safety and efficacy results, we plan to pursue an End-of-Phase 2 meeting with the U.S. Food and Drug Administration to review the data and discuss the parameters for a registrational Phase 3 clinical trial that would satisfy the requirements for a Biologics License Application. We anticipate conducting the End-of-Phase 2 meeting in 2024.

Sanofi License Agreement

On September 13, 2023, we entered into a License Agreement (the “License Agreement”) with Sanofi (“Sanofi”), pursuant to which we received a license to obtain certain exclusive worldwide rights to develop and commercialize Capeserod, a selective 5-HT4 receptor partial agonist which we intend to repurpose and develop for gastrointestinal indications.

Warrant Reload and Repricing

On June 13, 2023, we entered into warrant exercise inducement offer letters with certain holders of warrants to purchase shares of our common stock pursuant to which the holders agreed to exercise for cash their existing warrants to purchase 1,724,332 shares of our common stock, in the aggregate, at a reduced exercise price of $1.15 per share, in exchange for our agreement to issue new warrants on substantially the same terms as the existing warrants, to purchase up to 3,448,664 shares of our common stock and a cash payment of $0.125 per inducement warrant share which was paid in full upon the exercise of the existing warrants. We received aggregate gross proceeds of approximately $2.4 million from the exercise of the existing warrants by the holders and the sale of the inducement warrants.

On September 14, 2023, we entered into warrant exercise inducement offer letters with a holder of warrants to purchase shares of common stock pursuant to which the holders agreed to exercise for cash their existing warrants to purchase 5,882,036 shares of common stock, in the aggregate, at a reduced exercised price of $0.43 per share, in exchange for new warrants on substantially the same terms as the existing warrants as described below, to purchase up to 11,764,072 shares of common stock and a cash payment of $0.125 per warrant share which was paid in full upon the exercise of the existing warrants. We received aggregate gross proceeds of approximately $4.0 million from the exercise of the existing warrants by the holders and the sale of the inducement warrants.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. In September 2021, we acquired First Wave Bio through a merger transaction, and changed our name to First Wave BioPharma, Inc. Our principal executive offices are located at 777 Yamato Road, Suite 502, Boca Raton, Florida 33431. Our telephone number is (561) 589-7020. We maintain a website at www.firstwavebio.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

The Offering

Common Stock to be Offered	Up to shares of our common stock based on an assumed combined public offering price of $ per share of common stock and accompanying common warrants, which is the last reported sale price of our common stock on, 2023, and no sale of any pre-funded warrants.

Pre-funded Warrants to be Offered	We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant and accompanying common warrants will equal the price at which the share of common stock and accompanying common warrants are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue a common warrant to purchase one share of common stock for each share of our common stock and for each pre-funded warrant to purchase one share of our common stock sold in this offering, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold.

Common Warrants to be Offered	Up to common warrants to purchase up to an aggregate of shares of our common stock, based on the sale of our common stock at an assumed combined public offering price of $__ per share of common stock and accompanying common warrants, which is the last reported sale price of our common stock on, 2023. Each share of our common stock and each pre-funded warrant to purchase one share of our common stock is being sold together with a common warrant to purchase one share of our common stock. The common warrants will have an exercise price of $ per share (representing % of the price at which a share of common stock and accompanying common warrant are sold to the public in this offering), will be immediately exercisable and will expire on the five year anniversary of the original issuance date. The shares of common stock and pre-funded warrants, and the accompanying common warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Common Stock to be Outstanding Immediately After this Offering	shares, (assuming we sell only shares of common stock and no pre-funded warrants and assuming no exercise of the common warrants).

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ , excluding the proceeds, if any, from the cash exercise of the common warrants in this offering. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including the further development of our product candidates. See “Use of Proceeds” for additional information.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

Nasdaq symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “FWBI.” There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and common warrants will be limited.

The above discussion is based on 13,463,479 shares of our common stock outstanding as of September 30, 2023, assumes no sale of pre-funded warrants and excludes, as of that date, the following:

●	732 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $2,247.63 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”);

●	292 shares of awarded but unissued restricted stock under our 2014 Plan;

●	8,224 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $232.64 per share, under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”);

●	72,994 shares of awarded but unissued restricted stock units under our 2020 Plan;

●	1,009,167 shares of common stock available for future issuance under our 2020 Plan;

●	17,972,611 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $2.37 per share;

●	3,084 shares of common stock issuable upon conversion of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $1.0million through September 30, 2023;

●	either (x) if the holders of Series B Preferred Stock elect to exchange into our registered direct and private placement offering from January 2021, up to 3,156 additional shares of common stock issuable upon conversion of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and up to 3,156 shares of common stock issuable upon exercise of warrants or (y) if the holders of Series B Preferred Stock elect to exchange into our sales made on November 30, 2021, at a price of $549.297 per share, pursuant to our At The Market Offering Agreement dated May 26, 2021 (the “ATM Agreement”) (such price being the lowest price per share sold under the ATM Agreement to date and eligible for the holders of the Series B Preferred Stock to exchange into), up to 9,099 additional shares of common stock, in each case that may be issued pursuant to the exchange right in excess of amounts currently underlying Series B Preferred Stock; and

●	shares of common stock issuable upon exercise of the common warrants issued in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

Risks Related to This Offering

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock.

Our common stock is currently listed for trading on the Nasdaq Capital Market. We must satisfy the continued listing requirements of Nasdaq, to maintain the listing of our common stock on the Nasdaq Capital Market.

On August 17, 2023, we received notice from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing of the Common Stock on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”). In that regard, we reported a stockholders’ deficit of $(6,969,988) in our Quarterly Report on Form 10-Q for the period ended June 30, 2023 (we did not then, and do not now, meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years).

On October 2, 2023, we submitted a plan to the Staff to regain compliance with the Minimum Stockholders’ Equity Rule.

Additionally, as we have previously reported, on August 24, 2023, we received a notice (the “Minimum Bid Price Notice”) from the Staff indicating that, based upon the closing bid price of our Common Stock for the last 30 consecutive business days, we are not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). We are provided a compliance period of 180 calendar days from the date of the Notice, or until February 20, 2024, to regain compliance with the Minimum Bid Price Rule, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before February 20, 2024, the closing bid price of the Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the Minimum Bid Price Rule, and the matter would be resolved. If we do not regain compliance during the compliance period ending February 20, 2024, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for the Nasdaq Capital Market, other than the minimum closing bid price requirement, and notify Nasdaq of our intent to cure the deficiency.

We will continue to monitor the closing bid price of the Common Stock and will seek to regain compliance with all applicable Nasdaq requirements within the allotted compliance periods. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Common Stock will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel.

In addition, on October 26, 2023, we received notice from the Staff of Nasdaq indicating that, in connection with our July 2023 Offering, we were not in compliance with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price. We have 45 calendar days to submit a plan to regain compliance. If our plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the letter to evidence compliance.

There can be no assurance that we will be able to ultimately regain and sustain compliance with all applicable requirements for continued listing on the Nasdaq Stock Market LLC. In the event that we are unable to regain and sustain compliance will all the applicable requirements for continued listing, our common stock may be delisted from Nasdaq.

If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering and may experience additional dilution in the future.

The combined public offering price per share of common stock and related common warrants, and the combined public offering price of each pre-funded warrant and related common warrants, will be substantially higher than the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming the sale of ______ shares of our common stock and ______ common warrants to purchase up to ______ shares of common stock at an assumed combined public offering price of $__  per share and related common warrants, the closing sale price per share of our common stock on the Nasdaq Capital Market on _______, 2023, assuming no sale of any pre-funded warrants in this offering, no exercise of the common warrants being offered in this offering and after deducting the placement agent fees and commissions and estimated offering expenses payable by us, you will incur immediate dilution in pro forma as adjusted net tangible book value of approximately $__ per share. As a result of the dilution to investors purchasing securities in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. To the extent shares are issued under outstanding options and warrants at exercise prices lower than the public offering price of our common stock in this offering, you will incur further dilution.

There is no public market for the common warrants or pre-funded warrants being offered by us in this offering.

There is no established public trading market for the common warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

The common warrants and pre-funded warrants are speculative in nature.

The common warrants and pre-funded warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the common warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $ per share of common stock, and holders of the pre-funded warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of common stock. Moreover, following this offering, the market value of the common warrants and pre-funded warrants is uncertain and there can be no assurance that the market value of the common warrants or pre-funded warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the common warrants or pre-funded warrants, and consequently, whether it will ever be profitable for holders of common warrants to exercise the common warrants or for holders of the pre-funded warrants to exercise the pre-funded warrants.

Holders of the warrants offered hereby will have no rights as common stockholders with respect to the shares our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the warrants.

Until holders of the common warrants and the pre-funded warrants acquire shares of our common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying such warrants, except to the extent that holders of such warrants will have certain rights to participate in distributions or dividends paid on our common stock as set forth in the warrants. Upon exercise of the common warrants and the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including, but not limited to: (i) timely delivery of securities; (ii) agreement to not enter into any financings for 30 days from closing; and (iii) indemnification for breach of contract.

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $             , after deducting the placement agent fees and estimated offering expenses payable by us, assuming no sale of any fixed combinations of pre-funded warrants and warrants offered hereunder. If the common warrants are exercised in full for cash, the estimated net proceeds will increase to $______. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including the further development of our product candidates. This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price paid by the purchasers of the shares of common stock and common warrants sold in this offering and the as-adjusted net tangible book value per shares of common stock after this offering.

The net tangible book deficit of our common stock as of June 30, 2023, was approximately $(0.802) million, or approximately $(0.1906) per share of common stock. Net tangible book deficit per share represents the amount of our total tangible assets less total liabilities divided by the total number of our shares of common stock outstanding as of June 30, 2023.

After giving effect to the sale by us in this offering of ______  shares of common stock, or up to ______ pre-funded warrants in lieu of shares of common stock, and ______ common warrants at a price per share and related common warrants of $__, and assuming the exercise in full of pre-funded warrants issued in this offering, our pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately $______, or approximately $____ per share of common stock. This represents an immediate increase in net tangible book value of approximately $____ per share of common stock to our existing security holders and an immediate dilution in as adjusted net tangible book value of approximately $___ per share of common stock to purchasers of common stock in this offering. The final public offering price will be determined through negotiation between us, the placement agent, and prospective investors in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. The following table illustrates this per share dilution:

Assumed combined public offering price per share and accompanying common warrant			$	___
Historical net tangible book deficit per share as of June 30, 2023		$(0.1906)
Increase in as adjusted net tangible book value per share attributable to this offering	$	__
As adjusted net tangible book value per share after giving effect to this offering			$	__
Dilution per share to new investors in this offering			$	__

Each $0.10 increase or decrease in the assumed combined public offering price of $__ per share and accompanying common warrants, which was the last reported sale price of our common stock on the Nasdaq Stock Market LLC on October __, 2023, would increase or decrease the as adjusted net tangible book value per share by $__ per share and the dilution per share to investors participating in this offering by $__ per share, assuming that the number of shares and accompanying common warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the placement agent fees and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the cash exercise of the common warrants issued in this offering.

We may also increase or decrease the number of shares we are offering. A 1.0 million share increase in the number of shares and accompanying common warrants offered by us, as set forth on the cover page of this prospectus, would increase the as adjusted net tangible book value per share by approximately $__ and decrease the dilution per share to new investors participating in this offering by approximately $__, based on an assumed combined public offering price of $__ per share and accompanying common warrants, which was the last reported sale price of our common stock on the Nasdaq Stock Market LLC on __, 2023, remaining the same and after deducting the placement agent fees and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the common warrants issued in this offering. Similarly, a 1.0 million share decrease in the number of shares and accompanying common warrants offered by us, as set forth on the cover page of this prospectus, would decrease the as adjusted net tangible book value per share by approximately $__ and increase the dilution per share to new investors participating in this offering by approximately $__, based on an assumed combined public offering price of $__ per share and accompanying common warrants, which was the last reported sale price of our common stock on the Nasdaq Stock Market LLC on __, 2023, remaining the same and after deducting the placement agent fees and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the cash exercise of the common warrants issued in this offering.

The table and discussion above are based on 4,208,995 shares of common stock outstanding as of June 30, 2023, and excludes, as of that date, the following:

●	732 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $2,247.63 per share, under our Amended and Restated 2014 Omnibus Equity Incentive Plan (the “2014 Plan”);

●	292 shares of awarded but unissued restricted stock under our 2014 Plan;

●	8,224 shares of common stock issuable upon exercise of stock options, with a weighted average exercise price of $232.64 per share, under our Amended and Restated 2020 Omnibus Equity Incentive Plan (the “2020 Plan”);

●	111,096 shares of awarded but unissued restricted stock units under our 2020 Plan;

●	1,008,096 shares of common stock available for future issuance under our 2020 Plan;

●	5,520,575 shares of common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $7.85 per share;

●	3,157 shares of common stock issuable upon conversion of Series B Preferred Stock, including in respect of accrued and unpaid dividends of approximately $0.9million through June 30, 2023;

●	either (x) if the holders of Series B Preferred Stock elect to exchange into our registered direct and private placement offering from January 2021, up to 3,244 additional shares of common stock issuable upon conversion of Series C Preferred Stock and up to 3,244 shares of common stock issuable upon exercise of warrants or (y) if the holders of Series B Preferred Stock elect to exchange into our sales made on November 30, 2021, at a price of $549.297 per share, pursuant to our ATM Agreement (such price being the lowest price per share sold under the ATM Agreement to date), up to 9,351 additional shares of common stock, in each case that may be issued pursuant to the exchange right in excess of amounts currently underlying Series B Preferred Stock; and

●	shares of common stock issuable upon exercise of the common warrants issued in this offering.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares and common warrants that we offer in this offering, and other terms of this offering determined at pricing. Except as indicated otherwise, the discussion and table above assumes (i) no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and (ii) no exercise of common warrants accompanying the shares of common stock sold in this offering

DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Charter and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 20, 2023, and the Certificate of Designations and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part , which are incorporated by reference herein.

General

Our authorized capital stock consists of:

●	50,000,000 shares of common stock, par value $0.0001 per share; and

●	10,000,000 shares of preferred stock, par value $0.0001.

As of September 30, 2023, there were 50,000,000 shares of Common Stock authorized, and 10,000,000 shares of preferred stock authorized, of which a series of 5,194.81 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), a series of 75,000 shares of Series C 9.00% Convertible Junior Preferred Stock (the “Series C Preferred Stock”), a series of 150 shares of Series D Preferred Stock, a series of 150 shares of Series E Preferred Stock, and a series of 7,000 shares of Series F Preferred Stock have been designated.

As of September 30, 2023, there were 13,463,479 shares of Common Stock issued and outstanding, approximately 521.72 shares of Series B Preferred Stock issued and outstanding, no shares of Series C Preferred Stock issued and outstanding, no shares of Series D Preferred Stock issued and outstanding, no shares of Series E Preferred Stock issued and outstanding, and no shares of Series F Preferred Stock issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended (the “Charter”), and our bylaws, as amended and restated (the “Bylaws”), both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Our Charter and Bylaws do not provide for cumulative voting rights.

Holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer Co., Inc., 7840 S. 700 E., Sandy, Utah 84070, Tel: (801) 355-5740.

Preferred Stock

We currently have up to 10,000,000 shares of preferred stock, par value $0.0001 per share, authorized and available for issuance in one or more series. Our board of directors is authorized to divide the preferred stock into any number of series, fix the designation and number of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of preferred stock. The board of may increase or decrease the number of shares initially fixed for any series, but no decrease may reduce the number below the shares then outstanding and duly reserved for issuance. As of September 30, 2023, approximately 5,194.81 shares were designated as Series B Preferred Stock, of which approximately 521.72 shares were issued and outstanding, 75,000 shares were designated as Series C Preferred Stock, none of which were issued and outstanding, 150 shares were designated as Series D Preferred Stock, none of which were issued and outstanding, 150 shares were designated as Series E Preferred Stock, none of which were issued and outstanding, and 7,000 shares were designated as Series F Preferred Stock, none of which were issued and outstanding.

Transfer Agent and Registrar for Preferred Stock

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effects of Certain Provisions of Delaware Law and of Our Charter and Bylaws

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●	at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Charter and Bylaws.

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Stockholder Action by Written Consent

Our Bylaws provide that our stockholders may take action by written consent or electronic transmission, setting forth the action so taken, signed or e-mailed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting for such purpose.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Charter. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to __ shares of our common stock and up to __ common warrants to purchase up to __ shares of common stock. Each share of common stock is being offered together with a common warrant to purchase one share of common stock. We are also offering pre-funded warrants to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stocks that would result in such excess ownership. Each pre-funded warrant will be exercisable for one share of common stock. Each pre-funded warrant is being offered together with a common warrant each to purchase one share of common stock. No warrant for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants and common warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus and are incorporated herein by reference.

Common Warrants

The following is a summary of certain terms and provisions of the common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price

The common warrants offered hereby will have an exercise price equal to ____ $ per share. The common warrants will be immediately exercisable and may be exercised until the fifth anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued separately from the common stock or pre-funded warrants, respectively, and may be transferred separately immediately thereafter. The common warrants will be issued in certificated form only.

Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s common warrants to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.

Cashless Exercise

If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the common warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a common warrant, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the common warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the common warrants have the right to require us or a successor entity to redeem the common warrants for cash in the amount of the Black-Scholes Value (as defined in each common warrant) of the unexercised portion of the common warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the common warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the common warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction. If the holders of our common stock are not offered or paid any consideration in such fundamental transaction, then such holders will be deemed to have received common stock.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the common warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the next whole share or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the common warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the common warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the common warrants will be extremely limited.

Right as a Stockholder

Except as otherwise provided in the common warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of common warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s common warrants. The common warrants will provide that the holders of the common warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

The common warrant may be modified or amended or the provisions of the common warrant waived with our and the holder’s written consent.

Pre-funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The pre-funded warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the pre-funded warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, at the Company’s election, the number of shares of common stock to be issued will be rounded up to the next whole share or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrants to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited. The shares of common stock issuable upon exercise of the pre-funded warrants are currently traded on the Nasdaq Capital Market.

Right as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that the holders of the pre-funded warrants have the right to participate in distributions or dividends paid on our shares of common stock.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction on a net exercise basis

Waivers and Amendments

The pre-funded warrant may be modified or amended or the provisions of the pre-funded warrant waived with our and the holder’s written consent.

PLAN OF DISTRIBUTION

We engaged Roth Capital Partners, LLC (“Roth” or the “placement agent”), to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. Roth is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. The placement agent does not guarantee that it will be able to raise new capital in this offering. The terms of this offering were subject to market conditions and negotiations between us and prospective investors in consultation with the placement agent. The placement agent will have no authority to bind us. This offering will terminate no later than ______, 2023, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share (or pre-funded warrant) and accompanying common warrant will be fixed for the duration of this offering. Roth may engage one or more sub-placement agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

Placement Agent Fees and Expenses

The following table shows the per share and accompanying common warrants, and per pre-funded and accompanying common warrants, and total placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent fees	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent fees, will be approximately $270,000, all of which are payable by us. This figure includes the placement agent’s accountable expenses, including, but not limited to, legal fees for placement agent’s legal counsel, that we have agreed to pay at the closing of the offering up to an aggregate expense reimbursement of $100,000.

Other Relationships

The placement agent acted as the placement agent in connection with the private placement consummated in July 2023 and as financial advisor for the warrant inducement transaction in September 2023, for each of which it has received customary fees and expenses. The placement agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services.

Determination of Offering Price

The combined public offering price per share and common warrants and the combined public offering price per pre-funded warrant and common warrants we are offering and the exercise prices and other terms of the warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering and the exercise prices and other terms of the warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

Each of our officers and directors have agreed to be subject to a lock-up period of 30 days following the date of this prospectus. This means that, during the applicable lock-up period, they may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock subject to certain customary exceptions. In addition, we have agreed to not issue any shares of common stock or securities exercisable or convertible into shares of common stock for a period of 30 days following the closing date of this offering, subject to certain exceptions, and to not issue any securities that are subject to a price reset based on trading prices of our common stock or upon a specified or contingent event in the future, or enter into an agreement to issue securities at a future determined price, for a period of 90 days following the closing date of this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc.

The Nasdaq Capital Market Listing

Our common stock is currently listed on the Nasdaq Stock Market LLC under the symbol “FWBI.” On, 2023, the reported closing price per share of our common stock was $__. The final public offering price will be determined between us, the placement agent and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. There is no established public trading market for the common warrants or pre-funded warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the common warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 20, 2023;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed on May 12, 2023 and for the period ended June 30, 2023, filed with the SEC on August 14, 2023.

●	our Current Report on Form 8-K, filed on January 17, 2023, February 7, 2023, March 15, 2023, April 7, 2023, April 21, 2023, June 16, 2023, June 23, 2023, July 13, 2023, July 21, 2023, August 18, 2023, August 25, 2023, September 14, 2023, September 15, 2023, October 10, 2023, and October 31, 2023 (other than any portions thereof deemed furnished and not filed);

●	our definitive proxy statement on Schedule 14A, filed on May 15, 2023; and

●	the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, as supplemented and updated by the description of our capital stock set forth in Exhibit 4.31 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 20, 2023, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website, www.firstwavebio.com/investors/regulatory-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. The placement agent is being represented by Pryor Cashman LLP.

EXPERTS

The consolidated audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2022 and 2021 audited annual consolidated financial statements of First Wave BioPharma, Inc. (formerly known as AzurRx BioPharma, Inc.), as of and for the years ended December 31, 2022 and 2021, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit reports dated March 20, 2023 for the 2022 and March 21, 2022 for the 2021 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.

Up to ____ Shares of Common Stock

Pre-Funded Warrants to Purchase up to ____ Shares of Common Stock

Up to ____ Common Warrants to Purchase up to ____ Shares of Common Stock

Up to ____ Shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants

PRELIMINARY PROSPECTUS

Roth Capital Partners

The date of this prospectus is         , 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$3,306
FINRA Filing Fee	5,000
Legal Fees and Expenses	125,000
Accounting Fees and Expenses	25,000
Transfer Agent and Registrar fees and expenses	5,000
Miscellaneous Expenses	5,000
Total expenses	$168,306

Item 14.	Indemnification of Directors and Officers.

Amended and Restated Bylaws

Pursuant to our bylaws, our directors and officers will be indemnified to the fullest extent allowed under the laws of the State of Delaware for their actions in their capacity as our directors and officers.

We must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually and reasonably incurred by him in connection with such Proceeding if: (a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with us, he reasonably believed his conduct to be in our best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to our best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

We must indemnify any person made a party to any Proceeding by or in the right of us, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with us, he reasonably believed his conduct to be in our best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to our best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to us.

No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by us in advance of the final disposition of such Proceeding in certain cases.

We have the power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, or agent or is or was serving at our request as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the amended and restated bylaws.

Delaware Law

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, we have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

During the three months ended March 31, 2020, the Company issued an aggregate of 48 shares of its Common Stock to consultants with a grant date fair value of $87,105 for services provided, that was recorded as part of G&A expense. Such issuance was exempt from registration under 4(a)(2) of the Securities Act.

During the three months ended March 31, 2020, the Company issued its outside Board members an aggregate of 50 shares of Common Stock for the settlement of accounts payable in the aggregate amount of $131,137. The aggregate effective settlement price was $2,604 per share, and each individual stock issuance was based on the closing stock price of the Common Stock on the initial date the payable was accrued. Such issuance was exempt from registration under 4(a)(2) of the Securities Act.

On July 16, 2020, we issued an aggregate of 2,912.583005 shares of Series B Convertible Preferred Stock, at a price of $7,700.00 per share, initially convertible into an aggregate of 13,869 shares of our Common Stock at $1,617.00 per share, together with Series B Warrants to purchase an aggregate of 6,934 shares of Common Stock at an exercise price of $1,785.00 per share. An aggregate of 1,975.578828 shares of Series B Preferred Stock initially convertible into 9,407 shares of Common Stock and related 4,703 Series B Warrants were issued for cash consideration, resulting in aggregate gross proceeds to us of approximately $15.2 million. In addition, the balance of an aggregate of 937.004221 shares of Series B Preferred Stock initially convertible into 4,461 shares of Common Stock and related Series B Warrants to purchase 2,230 shares of Common Stock was issued to certain investors in exchange for consideration consisting of approximately $6.9 million aggregate outstanding principal amount, together with accrued and unpaid interest thereon of approximately $0.3 million, of certain Senior Convertible Promissory Notes issued between December 20, 2019 and January 9, 2020. As additional consideration to the Exchange Investors, we also issued certain additional warrants to purchase an aggregate of 844 shares of Common Stock at an exercise price of $1,785.00 per share. We issued to the placement agent in the offerings warrants to purchase up to 7.0% of the aggregate number of shares of Common Stock underlying the Series B Preferred Stock sold for cash consideration in the Private Placement, or 655 shares. The issuance of these securities was made pursuant to Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, to accredited investors.

During the period from April 6, 2020 through May 22, 2020, we sold an aggregate of 640 shares of Common Stock pursuant to an equity line agreement, from which we derived approximately $869,000 in net proceeds. The sales of these shares under the equity line agreement was exempt from registration under the Securities Act of 1933, as amended, in reliance upon Section 4(a)(2) (or Regulation D promulgated thereunder).

On January 5, 2021, in a private placement offering we sold to an investor 5,333.3333 shares of Series C Preferred Stock, which shares are convertible into an aggregate of 2,539 shares of Common Stock, together with warrants to purchase up to an aggregate of 5,079 shares of Common Stock, with an exercise price of $1,680.00 per share and an expiration term of five and one-half years from the date of issuance. The aggregate gross proceeds from the offering, excluding the net proceeds, if any, from the exercise of the Private Placement Warrants will be approximately $8.0 million. The issuance of these securities was made pursuant to Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, to accredited investors.

On January 8, 2021, in connection with entering into a license agreement with a third party, we entered into a securities purchase agreement where we issued 3,290.1960 shares of Series C Preferred Stock, initially convertible into an aggregate of 1,566 shares of Common Stock, at an initial stated value of $750.00 per share and a conversion price of $1,575.00 per share. The Series C Preferred Stock issued, together with any Common Stock issuable upon conversion, were issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

On September 13, 2021, in connection with the merger with First Wave Bio, Inc., we issued the former stockholders of First Wave Bio, Inc. approximately 2,971 shares of common stock. The common stock was issued without registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

During the three months ended March 31, 2022, we issued an aggregate of 429 shares of common stock to consultants with a grant date fair value of approximately $119,000 for investor relations services provided. Such issuance was exempt from registration under 4(a)(2) of the Securities Act.

On July 15, 2022, in a private placement offering, we sold to investors 150 shares of Series D Preferred Stock, which is convertible into an aggregate of 4,761 shares of common stock, 150 shares of Series E Preferred Stock, convertible into an aggregate of 4,761 shares of common stock, Series D Warrants to purchase up to an aggregate of 9,522 shares of common stock, with an exercise price of $31.50 and an expiration term of five years from its initial exercise date. The aggregate gross proceeds from the offering, excluding the net proceeds, if any from the exercise of the Series D Warrants was approximately $300,000. The issuance of these securities was made pursuant to Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, to accredited investors.

On November 20, 2022, in a private placement offering, we sold to an investor pre-funded warrants to purchase up to an aggregate of 595,238 shares of common stock and common warrants to purchase up to an aggregate of 1,190,476 shares of common stock at a purchase price of $4.1993 per pre-funded warrant and accompanying common warrant. The common warrants had an exercise price of $5.3795 per share and will expire five and one-half years from the initial exercise date. The aggregate gross proceeds from the offering, excluding the net proceeds, if any, from the exercise of the common warrants was approximately $2.5 million. The issuance of these securities was made pursuant to Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, to an accredited investor.

On March 12, 2023, in a private placement offering, we sold to an investor 128,000 shares of common stock, pre-funded warrants to purchase up to an aggregate of 895,018 shares of common stock and common warrants to purchase up to an aggregate of 2,046,036 shares of common stock at a purchase price of $3.91 per share and accompanying common warrant. The common warrants had an exercise price of $3.66 per share and will expire five years from the initial exercise date. The aggregate gross proceeds from the offering, excluding the net proceeds, if any, from the exercise of the common warrants was approximately $4.0 million. The issuance of these securities was made pursuant to Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, to an accredited investor.

On June 13, 2023, we entered into warrant exercise inducement offer letters with certain holders of warrants to purchase shares of common stock pursuant to which the holders agreed to exercise for cash their existing warrants to purchase 1,724,332 shares of common stock, in the aggregate, at a reduced exercise price of $1.15 per share, in exchange for new warrants issued in a private placement offering to purchase up to 3,448,664 shares of common stock and a cash payment of $0.125 per warrant share which was paid in full upon the exercise of the existing warrants. The aggregate gross proceeds from the offering, excluding the net proceeds, if any, from the exercise of the new warrants was approximately $2.4 million. The issuance of the new warrants was made pursuant to Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, to an accredited investor.

On July 3, 2023, we issued 50,000 shares of restricted common stock to a consultant with a grant date fair value of approximately $76,000 for investor relations services provided. Such issuance was exempt from registration under 4(a)(2) of the Securities Act.

On September 14, 2023, we entered into warrant exercise inducement offer letters with a holder of warrants to purchase shares of common stock pursuant to which the holders agreed to exercise for cash their existing warrants to purchase 5,882,036 shares of common stock, in the aggregate, at a reduced exercised price of $0.43 per share, in exchange for new warrants on substantially the same terms as the existing warrants as described below, to purchase up to 11,764,072 shares of common stock and a cash payment of $0.125 per warrant share which was paid in full upon the exercise of the existing warrants. The aggregate gross proceeds from the offering, excluding the net proceeds, if any, from the exercise of the new warrants was approximately $4.0 million. The issuance of the new warrants was made pursuant to Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, to an accredited investor.

During the period from July 16, 2020 to date, pursuant to the exchange right in the Series B Preferred Stock Certificate of Designations, we issued 11,936 shares of common stock and warrants to purchase up to 9,966 of common stock to holders of Series B Preferred Stock exercising such right. The issuance of these securities was made pursuant to exemptions provided by Section 3(a)(9) under the Securities Act.

Item 16.	Exhibits.

The list of exhibits following the signature page of this registration statement is incorporated by reference herein.

Item 17.	Undertakings

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes that: a

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on November 3, 2023.

FIRST WAVE BIOPHARMA, INC.

By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

By:	/s/ Sarah Romano
	Name:	Sarah Romano
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Sapirstein and Sarah Romano, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Sapirstein	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 3, 2023
James Sapirstein

/s/ Sarah Romano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 3, 2023
Sarah Romano

/s/ Edward J. Borkowski	Director	November 3, 2023
Edward J. Borkowski

/s/ Charles Casamento	Director	November 3, 2023
Charles Casamento

/s/ Terry Coelho	Director	November 3, 2023
Terry Coelho

/s/ Alastair Riddell	Director	November 3, 2023
Alastair Riddell

Exhibit No.	Description
1.1^	Form of Placement Agency Agreement.
2.1#	Agreement and Plan of Merger dated September 13, 2021, by and among the Company, Alpha Merger Sub, Inc., and Fortis Advisors LLC, as shareholder representative (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2021). ##
3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2023).
3.2	Amended and Restated Bylaws, as amended to date (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2022).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No 1. To Registration Statement on Form S-1, filed July 29, 2016).
4.2	Form of Investor Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on July 13, 2016).
4.3	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on July 29, 2016).
4.4	Form of Series A Warrant, dated April 11, 2017 between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.3 filed with the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2017).
4.5	Form of Series A Warrant, dated June 5, 2017 (incorporated by reference to Exhibit 10.3 filed with the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2017).
4.6	Form of Series A-1 Warrant, dated June 5, 2017 (incorporated by reference to Exhibit 10.4 filed with the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2017).
4.7	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2018).
4.8	Form of Selling Agent Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2019).
4.9	Form of Selling Agent Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2019).
4.10	Form of Wainwright Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2019).
4.11	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2020).
4.12	Form of Warrant for Convertible Notes Offering (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 27, 2020).
4.13	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2021).
4.14	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2021).
4.15	Form of Wainwright Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2021).
4.16	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2021).
4.17	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2021).
4.18	Form of Wainwright Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2021).
4.19	Description of Capital Stock (incorporated by reference to Exhibit 4.31 of the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2023).
4.20	Form of Wainwright Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2021).

4.21	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2022).
4.22	Form of Series C Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2022).
4.23	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2022).
4.24	Form of Warrant Amendment Agreement (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2022).
4.25	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on July 18, 2022).
4.26	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2022).
4.27	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2022).
4.28	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2022).
4.29	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2022).
4.30	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2022).
4.31	Form of Warrant Amendment Agreement (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2022).
4.32	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2023).
4.33	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2023).
4.34	Form of Inducement Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2023).
4.35	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2023).
4.36	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2023).
4.37	Form of Inducement Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on September 15, 2023).
4.36^	Form of Pre-Funded Warrant.
4.37^	Form of Common Warrant.
5.1^	Opinion of Ellenoff Grossman & Schole LLP.
10.1	Stock Purchase Agreement dated May 21, 2014 between the Registrant, Protea Biosciences Group, Inc. and its wholly-owned subsidiary, Protea Biosciences, Inc (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on July 13, 2016).
10.2†	Amended and Restated AzurRx BioPharma, Inc. 2014 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of the Company’s Registration Statement on Form S-1 filed with the SEC on July 13, 2016).
10.3	Securities Purchase Agreement dated April 11, 2017 between the Registrant and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2017).
10.4	Registration Rights Agreement dated April 11, 2017 between the Registrant and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2017).
10.5	Form of Securities Purchase Agreement dated June 5, 2017 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2017).
10.6	Form of Registration Rights Agreement dated June 5, 2017 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2017).
10.7	Sublicense Agreement dated August 7, 2017 by and between the Registrant and TransChem, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2017).
10.8	Asset Sale and Purchase Agreement, dated December 7, 2018, by and between Protea Biosciences Group, Inc., Protea Biosciences, Inc. and AzurRx Biopharma, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2018).
10.9	Registration Rights Agreement, dated February 14, 2019 (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2019).

10.10	Asset Purchase Agreement, by and between AzurRx BioPharma, Inc., AzurRx BioPharma SAS and Laboratoires Mayoly Spindler SAS, dated March 27, 2019 (incorporated by reference to Exhibit 10.25 of the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2019).
10.11	Patent License Agreement, by and between AzurRx BioPharma, Inc. and Laboratoires Mayoly Spindler SAS, dated March 27, 2019 (incorporated by reference to Exhibit 10.26 of the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2019).
10.12†	Employment Agreement by and between AzurRx BioPharma, Inc. and James Sapirstein, dated October 8, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2019).
10.13	Securities Purchase Agreement, dated November 13, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2019).
10.14	Registration Rights Agreement, dated November 13, 2019 (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2019).
10.15	Form of Note Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2019).
10.16	Form of Warrant (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2019).
10.17	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2019).
10.18†	Employment Agreement by and between AzurRx BioPharma, Inc. and Daniel Schneiderman, dated January 1, 2020 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2020).
10.19	Form of Purchase Agreement, by and among the Company and the investors set forth on the signature pages thereto, including the form of Exchange Addendum (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2020).
10.20	Form of Registration Rights Agreement, by and among the Company and the investors set forth on the signature page thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2020).
10.21†	First Amendment to 2014 Omnibus Equity Incentive Plan (incorporated by reference as Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2020).
10.22†	2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2020).
10.23†	Amendment to the 2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2023)
10.24	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2021).
10.25	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2021).
10.26	First Wave Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2021).
10.27#	First Wave License Agreement (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2021).
10.28	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2021).
10.29	At The Market Offering Agreement, dated May 26, 2021, by and between AzurRx BioPharma, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3 filed with the SEC on May 26, 2021).
10.30	Settlement Agreement, by and between the Company and Fortis Advisors LLC, dated November 15, 2021 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2021).
10.31	Form of Waiver (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2022).
10.32†	Employment Agreement by and between First Wave BioPharma, Inc. and Sarah Romano, dated February 14, 2022 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2022).

10.33	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2022).
10.34	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2022).
10.35	Form of Waiver Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2022).
10.36	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2022).
10.37	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2022).
10.38#	Form of Term Sheet, by and between the Representative and the Company, dated July 29, 2022. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 29, 2022).
10.39	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2022).
10.40	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2022).
10.41	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2022).
10.42	Form of Settlement Agreement, by and between the Representative and the Company, dated November 30, 2022) (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2022).
10.43	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2023).
10.44	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2023).
10.45	Form of Inducement Letter (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2023).
10.46†	Amendment to the 2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2023).
10.47	Form of Purchase Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2023).
10.48	Form of Inducement Letter (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2023).
10.49	License Agreement, dated September 13, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2023).
10.50^	Form of Securities Purchase Agreement.
16.1	Letter from Mazars USA LLP to the U.S. Securities and Exchange Commission, dated May 3, 2022 (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2022).
16.2	Letter from Marcum LLP to the U.S. Securities and Exchange Commission, dated July 7, 2022 (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2022).
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2023).
23.1^	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm – Mazars USA LLP.
24.1*	Power of Attorney (included in signature page).
107*	Filing Fee Table.

^	To be filed by amendment
*	Filed herewith.
#	Certain portions of this exhibit (indicated by “[*****]”) have been omitted as we have determined (1) it is not material and (2) is the type that the Company treats as private or confidential.
##	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.
†	Indicates a management contract or compensation plan, contract or arrangement.